                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Freeport-McMoRan Copper & Gold Inc. for the registration of common stock, preferred stock, debt securities, warrants, purchase contracts, and units and to the incorporation by reference therein of our reports dated February 26, 2007, with respect to the consolidated financial statements of Freeport-McMoRan Copper & Gold Inc., Freeport-McMoRan Copper & Gold Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Freeport-McMoRan Copper & Gold Inc., incorporated by reference in its annual Report (Form 10-K) for the year ended December 31, 2006 and the related financial statement schedules of Freeport-McMoRan Copper & Gold Inc. included therein, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

New Orleans, Louisiana
February 28, 2007

                                     II-11